EXHIBIT (24)(a)

                       Consent of Independent Accountants


         We consent to the incorporation by reference into the registration statement on Form S-8 of our reports dated March 4, 1997, except as to Note 12, for which the date is March 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Boston Biomedica, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included in Boston Biomedica Inc.'s Annual Report on Form 10-K.


                                                   /s/ COOPERS & LYBRAND L.L.P.
                                                   -----------------------------
                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 4, 1997